UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) At the 2016 annual meeting of stockholders of Blackbaud, Inc. (the "Company"), stockholders approved a proposal to adopt the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan (the "Plan").
A summary of the principal features of the Plan as well as the full and complete text of the Plan can be found in the definitive proxy statement for the Company’s 2016 annual meeting of stockholders, as filed with the Securities and Exchange Commission on April 26, 2016, under the headings “Proposal 3 - Approval of the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan” and "Appendix C - Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan," respectively.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its 2016 annual meeting of stockholders on June 15, 2016. The results of the matters submitted to a vote of the Company stockholders at the meeting are set forth below.

Proposal 1 - Election of Directors. Stockholders elected two Class C members to the Company’s Board of Directors, each for a three year term expiring in 2019 as follows:

Member	For	Against	Abstentions	Broker Non-Votes
Sarah E. Nash	42,861,468	106,340	145,169	1,261,866
Michael P. Gianoni	42,862,666	105,649	144,662	1,261,866

Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation. Stockholders approved on an advisory basis the 2015 compensation of the Company’s named executive officers as follows:

Votes Cast For	42,230,905
Votes Cast Against	712,734
Abstentions	169,338
Broker Non-Votes	1,261,866

Proposal 3 - Vote to Approve the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan. Stockholders approved the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan as follows:

Votes Cast For	40,077,721
Votes Cast Against	2,935,933
Abstentions	99,323
Broker Non-Votes	1,261,866

Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm. Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 as follows:

Votes Cast For	43,847,229
Votes Cast Against	382,295
Abstentions	145,319
Broker Non-Votes	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackbaud, Inc.

Date:	June 16, 2016	/s/ Anthony W. Boor
Anthony W. Boor
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)